UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 18, 2011

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
(d) On January 18, 2011, the Board of Directors of MidWestOne Financial Group, Inc. (the “Company”), on the recommendation of its Nominating and Corporate Governance Committee, appointed Tracy S. McCormick and Robert J. Latham to serve as Directors of the Company.  Ms. McCormick and Mr. Latham are being appointed to complete the unexpired terms, which continue until the Company's 2013 annual meeting of shareholders, of W. Richard Summerwill and James G. Wake. Both Mr. Summerwill, 74, and Mr. Wake, 70, notified the Company on September 24, 2010 that they are retiring from the Board of Directors effective immediately following the Company's 2011 annual meeting of shareholders. The Company previously reported their retirements on a Current Report on Form 8-K filed on September 27, 2010.
Ms. McCormick, 50, educated at the University of Michigan and the London School of Economics and Political Science, is a past Vice President in investment banking for J.P. Morgan & Co., Incorporated. She resides in Pasadena, California, with her family. Ms. McCormick, who grew up in Iowa City, is the daughter of W. Richard Summerwill. Mr. Latham, 68, Chairman and President of Latham & Associates, Inc. in Cedar Rapids, Iowa, is an economic and strategic analyst for the utility industry, with over 30 years of experience. He has served on the Boards for First National Bank in Iowa City, Iowa, and Peoples Trust and Savings Bank in Adel, Iowa.  Mr. Latham will also serve as a Director of MidWestOne Bank.  As with each of the Company's other non-employee directors, Ms. McCormick and Mr. Latham will receive a base retainer of $5,000 per year, prorated for their service in 2011.  The committees on which Ms. McCormick and Mr. Latham will serve, if any, has not yet been determined by the Board of Directors.
Mr. Latham has an outstanding loan from MidWestOne Bank.  In the opinion of the Company's management, Mr. Latham's outstanding loan was made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the Company.  Such loan is not currently classified by MidWestOne Bank as a nonaccrual, past due, restructured or potential problem loan.
The Board of Directors also appointed Kevin W. Monson to serve as Chairman of the Board of Directors of the Company and its subsidiary bank, MidWestOne Bank, effective upon the retirement of Mr. Summerwill, who currently serves as the Chairman of both Boards of Directors.  In addition to his annual base retainer of $5,000 for service as a Director, Mr. Monson will receive an additional $8,000 per year for his service as Chairman (prorated for his service as Chairman in 2011).
At its January 18, 2011 meeting, the Board of Directors also adopted an amendment to the Company's Bylaws to create the position of non-voting Director Emeritus and appointed Mr. Summerwill to serve as a Director Emeritus effective upon his retirement. Mr. Summerwill will receive compensation of $500 for each Board meeting attended in his role as Director Emeritus.
A copy of the Company's press release containing this information is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 18, 2011, the Board of Directors adopted an amendment to Section 3.2 of Article III of the Company's Bylaws to create the position of Director Emeritus. The Director Emeritus position is a non-voting position.
The foregoing summary of the terms of the amendment to the Company's Bylaws is qualified in its entirety by reference to the text of such amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.
On January 18, 2011, the Company's Board of Directors declared a cash dividend of $0.05 per share payable on March 15, 2011 to shareholders of record as of the close of business on March 1, 2011.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits.
Exhibit No.    Description
3.1        Amended and Restated Bylaws of MidWestOne Financial Group, Inc., dated January 18, 2011.
99.1        Press Release of MidWestOne Financial Group, Inc., dated January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	January 19, 2011	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer

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